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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2004

ALTERNATIVE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23940 (Commission File Number)	38-2791069 (IRS Employer Identification No.)
600 Hart Road, Suite 300, Barrington, IL. 60010 (Address of principal executive offices) (Zip code)
(Registrant's telephone number, including area code) (847) 381-6701

Alternative Resources Corporation
Current Report of Form 8-K

Item 5. Other Events and Regulation FD Disclosure.

        On May 11, 2004, Alternative Resources Corporation (OTCBB: ALRC) ("ARC"), and Pomeroy IT Solutions, Inc. (Nasdaq: PMRY) ("Pomeroy"), Pomeroy Acquisition Sub, Inc., a wholly owned subsidiary of Pomeroy ("PAS"), entered into an Agreement and Plan of Merger ("Agreement") pursuant to which PAS will be merged with and into ARC (the "Merger"). The signing of the Agreement was announced in a press release on May 11, 2004.

        Under the terms of the Agreement, the stockholders of ARC will receive $.70 per share in cash for each share of ARC common stock, $.01 par value, issued and outstanding immediately prior to the effective time of the Merger including all shares of stock issued upon the exercise of vested stock options immediately prior to the Merger. In connection with the Merger, Pomeroy will retire all of ARC's interest bearing debt and purchase outstanding warrants for the difference between $.70 per share and the exercise price per share of each warrant.

        In a separate agreement between Wynnchurch Capital Partners, L.P. and Wynnchurch Capital Partners Canada, L.P. (collectively "Wynnchurch") and Pomeroy, Wynnchurch agreed to consent to the merger on the terms provided for in the Merger Agreement and further agreed (1) not to transfer any of the convertible debt securities or warrants held by Wynnchurch, and (2) in the event that Wynnchurch converted its debt or exercised any of its warrants, to vote all of the common stock owned by Wynnchurch in favor of the Merger.

        The closing of the Merger is subject to a number of conditions including the approval of ARC's stockholders and other customary conditions.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Form 8-K as exhibit 2.1.

        On May 11, 2004, ARC issued a press release announcing execution of the Merger Agreement. A copy of the press release is attached to this Form 8-K as exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

2.1	Agreement and Plan of Merger, dated May 11, 2004, by and among Pomeroy, Pomeroy Acquisition Sub, Inc. and Alternative Resources Corporation.
99.1	Press release issued by Alternative Resources Corporation on May 11, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALTERNATIVE RESOURCES CORPORATION
Date: May 12, 2004	/s/ STEVEN PURCELL Steven Purcell Chief Financial Officer

Exhibit Index

Number	Description
2.1	Agreement and Plan of Merger, dated May 11, 2004, by and among Pomeroy, Pomeroy Acquisition Sub, Inc. and Alternative Resources Corporation.
99.1	Press release issued by Alternative Resources Corporation on May 11, 2004.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index